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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 26, 2006

                                IBT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    MICHIGAN
                 (State or other jurisdiction of incorporation)

        0-18415                                            38-2830092
(Commission File Number)                       (IRS Employer Identification No.)

200 East Broadway, Mt. Pleasant, Michigan                       48858
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (989) 772-9471

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On December 26, 2006, IBT Bancorp, Inc. ("IBT") adopted the IBT Bancorp Retirement Bonus Plan (the "Plan"), with an effective date of January 1, 2007. The Plan covers certain highly compensated officers who are participants in the frozen Isabella Bank and Trust Executive Supplemental Income Agreement.

      Pursuant to the Plan, certain highly compensated officers are eligible to receive quarterly credits to their Plan accounts based on an annual allocation schedule adopted in the sole and exclusive discretion of IBT's Board of Directors. In addition, amounts credited to Plan accounts will be credited with earnings and losses based on the actual rate of return on a predetermined actual investment selected by IBT, or if no investment has been selected by IBT, at the mid-term applicable federal rate for January 1 of the calendar year in which the income is credited.

      The Plan is a non-qualified, deferred compensation plan that provides a way for certain highly compensated officers to defer receipt of taxable income and thereby defer income taxes and assist in saving for retirement. The text of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   The following exhibit is included with this Report:

      10.1 IBT Bancorp Retirement Bonus Plan.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2006    IBT BANCORP, INC.

                            By: /s/ Dennis P. Angner
                                ------------------------------------------------
                                Dennis P. Angner, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number     Description
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Exhibit 10.1       IBT Bancorp Retirement Bonus Plan